UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 14, 2010

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2010, ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), entered into a definitive purchase agreement (“Purchase Agreement”) by and among Semiconductor Components Industries, LLC, a Delaware limited liability company and wholly owned subsidiary of ON Semiconductor, and SANYO Electric Co., ltd., a Japanese corporation (“SANYO Electric”) providing for the acquisition of SANYO Semiconductor Co., Ltd., a Japanese corporation and subsidiary of SANYO Electric (“SANYO Semiconductor”), and other assets related to SANYO Electric’s semiconductor business, by ON Semiconductor in a cash and stock transaction (the “Transaction”) with a purchase price of approximately $366 million (¥33.0 billion), subject to adjustment pursuant to the terms of the Transaction. The parties expect the Transaction to close before the end of 2010, subject to various closing conditions and receipt of regulatory approvals.

Pursuant to the terms of the Purchase Agreement, ON Semiconductor is expected to pay $129 million (¥11.6 billion) in cash and approximately $238 million (¥21.4 billion) worth of shares of ON Semiconductor common stock (“Shares”). Based on an agreed upon fixed price per share of $6.78, this would result in approximately 35.28 million Shares, subject to adjustment at closing, being issued to SANYO Electric at the closing of the Transaction. In addition, ON Semiconductor, in its sole discretion, has the option to substitute additional cash in lieu of all, or any portion of, the Shares at closing. Pursuant to the terms of the Purchase Agreement, cash in the amount of $48 million (¥4.3 billion) to be paid by ON Semiconductor to SANYO Electric will be placed in escrow, pursuant to an escrow agreement to be entered into by and among ON Semiconductor, SANYO Electric and an escrow agent, as partial security for the indemnification obligations of SANYO Electric.

As part of the Transaction, ON Semiconductor will assume approximately $406 million (¥36.5 billion) of net working capital, plus approximately $171 million (¥15.4 billion) of cash. In addition, ON Semiconductor will assume approximately $142 million (¥12.8 billion) of bank debt as well as unfunded pension obligations of approximately $161 million (¥14.5 billion), pursuant to the terms of the Transaction.

Each of the parties has made customary representations and warranties in the Purchase Agreement and agreed to certain customary covenants. In addition, SANYO Electric and SANYO Semiconductor have agreed to customary covenants regarding the operation of the business of SANYO Semiconductor and its subsidiaries prior to the closing and covenants prohibiting SANYO Electric from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions.

The Transaction is subject to certain regulatory approvals and certain closing conditions as provided in the Purchase Agreement, including, but not limited to, the following (i) ON Semiconductor shall have completed its due diligence review of SANYO Semiconductor and its subsidiaries with results reasonably satisfactory to ON Semiconductor, (ii) no material adverse effect (as defined in the Purchase Agreement) shall have occurred with respect to SANYO Semiconductor and its subsidiaries, (iii) certain debt financing of SANYO Semiconductor shall have been extended or refinanced on terms reasonably satisfactory to ON Semiconductor, (iv) the reorganization of certain SANYO Semiconductor subsidiaries shall have occurred, and (v) no more than a specified percentage of SANYO Semiconductor and SANYO Semiconductor subsidiary employees shall have exercised their right to object under Japanese law to such reorganizations.

Each of ON Semiconductor and SANYO Electric have agreed to certain indemnification obligations, and the Purchase Agreement contains customary termination rights for both ON Semiconductor and SANYO Electric, including the right to terminate the Purchase Agreement in the event that the Transaction has not closed by March 30, 2011.

Pursuant to the terms of the Purchase Agreement, on or prior to the closing of the Transaction, the parties will enter into a transition services agreement, an intellectual property cross-license agreement, and a trademark license agreement, among others. Pursuant to the terms of the transition services agreement, SANYO Electric will continue to provide, for an agreed upon period post-closing, certain services that SANYO Electric and its affiliates provided to SANYO Semiconductor prior to closing.

The board of directors of each ON Semiconductor and SANYO Electric have approved the Purchase Agreement and the Transaction.

Item 2.02	Results of Operations and Financial Condition.

ON Semiconductor and SANYO Electric issued a joint press release dated July 15, 2010 announcing the signing of the Purchase Agreement. The press release states that for ON Semiconductor’s second fiscal quarter ended July 2, 2010, ON Semiconductor expects that both its revenues and earnings will be in line with the guidance provided in ON Semiconductor’s first fiscal quarter 2010 earnings release which was announced on May 5, 2010. Further details of ON Semiconductor’s second quarter 2010 results will be made available on its regularly scheduled conference call on August 4, 2010. The press release also provides what revenues would be for the combined businesses based on the most recently completed quarter.

A copy of the press release announcing the Transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On July 15, 2010, following the release of the press release announcing the Transaction, ON Semiconductor will hold a live conference call at 7:30 a.m. Eastern Time (ET) to discuss the Transaction. ON Semiconductor will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website. A script of the conference call is attached as Exhibit 99.2 and incorporated herein by reference. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing toll-free (888) 846-5003 or (480) 629-9856 and referencing access code 4329731. Those based in Japan can access the call by dialing + 81-36-404-0431 and referencing access code 4329731. A dial-in replay of this call will be available approximately one hour following the live broadcast and will continue through approximately August 15, 2010 by dialing toll free 800-406-7325 or 303 590 3030 and referencing access code 4329731.

In connection with additional investor presentations, ON Semiconductor will be providing investors the financial information included in the presentation materials attached hereto as Exhibit 99.3, which is incorporated herein by reference.

The information under this Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is being furnished under Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. Subject to ON Semiconductor’s option to pay additional cash in lieu of Shares as provided above, up to approximately 35.28 million Shares may be issued pursuant to the terms of the Purchase Agreement at closing of the Transaction. Such Shares will be issued in reliance upon the exemptions from the registration requirements under the Securities Act, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder. In issuing the Shares, ON Semiconductor will rely upon the representations and warranties of SANYO Electric in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

The below exhibits are furnished as part of this report.

Exhibit No.	Description

99.1	Press release for ON Semiconductor dated July 15, 2010, announcing strategic transaction to acquire SANYO Semiconductor from SANYO Electric.

99.2	Conference call script for July 15, 2010 regarding ON Semiconductor’s proposed acquisition of SANYO Semiconductor.

99.3	ON Semiconductor investor presentation materials.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed transaction between ON Semiconductor and SANYO Electric, including the actual amount of consideration to be received by SANYO Electric in the transaction, and ON Semiconductor’s financial guidance for the second fiscal quarter 2010. These forward-looking statements are based on information available to ON Semiconductor as of the date of this Current Report on Form 8-K. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor’s products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s views as of any subsequent date and it does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

July 15, 2010	By:	/S/ DONALD A. COLVIN
Donald A. Colvin
Executive Vise President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release for ON Semiconductor dated July 15, 2010, announcing strategic transaction to acquire SANYO Semiconductor from SANYO Electric.

99.2	Conference call script for July 15, 2010 regarding ON Semiconductor’s proposed acquisition of SANYO Semiconductor.

99.3	ON Semiconductor investor presentation materials.

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